Exhibit 99.1 - Form 3 Joint Filer Information
Name: S.A.C. Capital Management, LLC
Address: 540 Madison Avenue, New York NY 10022
Designated Filer: S.A.C. Capital Advisors, LLC
Issuer & Ticker Symbol: Par Pharmaceutical Companies, Inc. (“PRX”)
Date of Event Requiring Statement: January 25, 2007
Name: CR Intrinsic Investors, LLC
Address: 72 Cummings Point Road, Stamford CT 06902
Designated Filer: S.A.C. Capital Advisors, LLC
Issuer & Ticker Symbol: Par Pharmaceutical Companies, Inc. (“PRX”)
Date of Event Requiring Statement: January 25, 2007
Name: Sigma Capital Management, LLC
Address: 540 Madison Avenue, New York NY 10022
Designated Filer: S.A.C. Capital Advisors, LLC
Issuer & Ticker Symbol: Par Pharmaceutical Companies, Inc. (“PRX”)
Date of Event Requiring Statement: January 25, 2007
Name: Steven A. Cohen
Address: 72 Cummings Point Road, Stamford CT 06902
Designated Filer: S.A.C. Capital Advisors, LLC
Issuer & Ticker Symbol: Par Pharmaceutical Companies, Inc. (“PRX”)
Date of Event Requiring Statement: January 25, 2007